Exhibit 23.15

CONSENT OF QUALIFIED PERSON

I, Mahmood Khwaja, P.E., consent to the incorporation by reference of Section 15.8 (the “Covered Section”) of the Technical Report Summary titled “Technical Report Summary, Elk Creek Project, Nebraska” with an Effective Date of June 30, 2022 (the “Technical Report Summary”) in this Registration Statement on Form S-8 and any and all amendments and supplements thereto (the “Registration Statement”) of NioCorp Developments Ltd. (the “Company”).

I also consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary.

I also consent to any extracts from or a summary of the Covered Section in the Registration Statement ( the “Disclosure”).

I certify that I have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Section.

Signed and dated this 1st day of October 2025 at Boston, Massachusetts, USA.

/s/ Mahmood Khwaja
Mahmood Khwaja, PE Vice President / Senior Geotechnical Engineer Technical Services Unit | ISG CDM Smith